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                                                                         EX-99.I

                                   Law Office

                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098

                                 (215) 564-8000

Direct Dial: (215) 564-8115


                                February 25, 2000

Delaware Pooled Trust
1818 Market Street
Philadelphia, PA 19103

         Re: Legal Opinion-Securities Act of 1933

Ladies and Gentlemen:

         We have examined the Agreement and Declaration of Trust (the "Agreement") of Delaware Pooled Trust (the "Fund"), a series business trust organized under the Delaware Business Trust Act, the By-Laws of the Fund, and its proposed form of share certificates (if any), all as amended to date, and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed on behalf of the Fund or its predecessor under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

         The Fund is authorized by the Agreement to issue an unlimited number of shares of beneficial interest with no par value and currently issues shares of The Aggregate Fixed Income Portfolio, The All-Cap Growth Equity Portfolio, The Balanced Portfolio, The Core Equity Portfolio, The Diversified Core Fixed Income Portfolio, The Emerging Markets Portfolio, The Equity Income Portfolio, The Global Equity Portfolio, The Global Fixed Income Portfolio, The High-Yield Bond Portfolio, The Intermediate Fixed Income Portfolio, The International Equity Portfolio, The International Fixed Income Portfolio, The International Large-Cap Portfolio, The International Small-Cap Portfolio, The Labor Select International Equity Portfolio, The Large-Cap Value Equity Portfolio, The Limited Term Maturity Portfolio, The Mid-Cap Growth Equity Portfolio, The Mid-Cap Value Equity Portfolio, The Real Estate Investment Trust Portfolio, The Real Estate Investment Trust Portfolio II, The Select Equity Portfolio, The Small-Cap Growth Equity Portfolio and The Small-Cap Value Equity Portfolio series of the Fund. The Agreement also empowers the Board to designate any additional series or classes and allocate shares to such series or classes.



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Delaware Pooled Trust
February 25, 2000
Page 2

         The Fund has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that the Fund, and/or its predecessor, has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

         You have also informed us that the shares of the Fund, and/or its predecessor, have been, and will continue to be, sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

         Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund when issued for the consideration set by the Board of Trustees pursuant to the Agreement, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Agreement and the laws of the State of Delaware.

         We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund, along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the registration statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                  Very truly yours,
                                  STRADLEY, RONON, STEVENS & YOUNG, LLP

                                  BY: /s/ Bruce G. Leto
                                      -----------------------
                                      Bruce G. Leto